ARTICLES OF AMENDMENT

                                     TO THE

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             CALI REALTY CORPORATION


                  CALI REALTY CORPORATION, a Maryland corporation (the "Corporation"), with its principal office in the State of Maryland c/o United Corporate Services, Inc., 20 South Charles Street, Baltimore, Maryland 21201, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

                  FIRST: The charter of the Corporation is hereby amended by deleting in its entirety existing Article IV, Section I, of the Amended and Restated Articles of Incorporation, and inserting in lieu thereof the following:

         "Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 100,000,000 shares, of which 95,000,000 shares are shares of Common Stock, $.01 par value per share ("Common Stock") and 5,000,000 shares are shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $1,000,000."

                  SECOND: The Board of Directors of the Corporation on March 5, 1996, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment to the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation at the annual meeting to be held on May 13, 1996.

                  THIRD: Notice setting forth the said amendment of the charter and stating that a purpose of the meeting of the stockhold ers would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of at least two-thirds of all the votes entitled to be cast thereon.

                  FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly adopted by the Board of Directors and approved by the stockholders of the Corporation.

                  FIFTH: (a) The total number of shares of all classes of stock which the Corporation was heretofore authorized to issue is 30,000,000 shares, consisting of 25,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share, with an aggregate par value of $300,000.

                        (b) The total number of shares of all classes of stock is increased by this amendment to 100,000,000 shares, consisting of 95,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share, with an aggregate par value of $1,000,000.

                  SIXTH:  The  information  required by subsection  (b)(2)(i) of
Section 2-607 of the Maryland General Corporation Law was not changed by the amendment to the charter of the Corporation as hereinabove set forth.

                  IN WITNESS WHEREOF, Cali Realty Corporation, has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 13, 1996.

                                                CALI REALTY CORPORATION

                                            By: /s/ Thomas A. Rizk
                                                ------------------
                                                Thomas A. Rizk, President, Chief
                                                Executive Officer and Director


Witness:



/s/ Brant Cali
- --------------
Brant Cali, Chief Operating
Officer and Secretary

         THE UNDERSIGNED, President of Cali Realty Corporation, who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                /s/ Thomas A. Rizk
                                                ------------------
                                                Thomas A. Rizk, President, Chief
                                                Executive Officer and Director